SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 22, 2007

DREAM MEDIA, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-51193
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

4695 MacArthur Court
11th Floor
Newport Beach, CA 92660
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

949 798 6138
(ISSUER TELEPHONE NUMBER)

(FORMER NAME AND ADDRESS)

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ITEM 4.01. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

(1) Previous Independent Auditors:

(i) On January 22, 2007, Gately & Associates, LLC ("Gately") was dismissed as the independent auditor for the Company and replaced by Webb & Company, P.A. ("Webb") as our principal independent auditors. This decision to engage Webb was ratified by the majority approval of our Board of Directors.

(ii) Gately’s report on the financial statements for the year ended January 31, 2006 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to audit scope or accounting principles but included an explanatory paragraph reflecting an uncertainty because we had yet to generate any revenue, and our shareholders funded any shortfalls in our cash flow on a day to day basis. These factors raise substantial doubt about our ability to continue as a going concern.

(iii) Our Board of Directors participated in and approved the decision to change independent accountants. Since the Company’s inception in February 2005, including its review of financial statements of the quarter ending October 31, 2006 there have been no disagreements with Gately on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Gately would have caused them to make reference thereto in their report on the financial statements.

(iv) During the most recent review periods, the interim period subsequent to October 31, 2006 and through January 22, 2007, there have been no reportable events with us as set forth in Item 304(a)(i)(v) of Regulation S-K.

(v) We have requested that Gately furnish us with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter is filed as an Exhibit to this Form 8-K.

(2) New Independent Accountants:

(i) We engaged Webb, of Boynton Beach, Florida, as our new independent auditors as of January 22, 2007. Prior to such date, we, did not consult with Webb & Company, P.A. regarding (i) the application of accounting principles, (ii) the type of audit opinion that might be rendered by Webb & Company, P.A. or (iii) any other matter that was the subject of a disagreement between us and our former auditor as described in Item 304(a)(1)(iv) of Regulation S-B.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a)  Financial statements of business acquired:

  None

(b)  Exhibits

EXHIBIT NUMBER	DESCRIPTION

16.1	Letter from Gately & Associates, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

 Dream Media, Inc.

By:  /s/ Ken Osako
      Ken Osako
       President and CEO

Dated: January 22, 2007